Exhibit 99.1

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (January 31, 2013) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2012.

2012 Fourth-Quarter Results:

•	Adjusted pre-tax income from operations of $7.0 million

•	Net income of $5.0 million; diluted earnings per share of $0.23

•	New contracts and homes delivered increased 33%

•	Adjusted gross margin improved 120 basis points to 19.6%

•	Backlog units and value increased 43% and 56%

•	Adjusted EBITDA of $18.2 million

•	Cash balance of $154.2 million

•	Net debt to net capital ratio of 39%

2012 Full-Year Results:

•	Adjusted pre-tax income from operations of $13.5 million

•	Net income of $13.3 million; diluted earnings per share of $0.67

•	New contracts and homes delivered increased 27% and 21%

•	Adjusted gross margin improved 200 basis points to 19.5%

•	Adjusted EBITDA of $56.0 million

 For the 2012 fourth quarter, the Company reported net income of $5.0 million, or $0.23 per diluted share, compared to a net loss of $3.0 million, or $0.16 per diluted share for the fourth quarter of 2011. Net income for the 2012 fourth quarter consisted primarily of adjusted pre-tax income from operations of $7.0 million, offset by $1.6 million of asset impairments and $0.4 million of tax expense. The prior year fourth quarter loss consisted primarily of adjusted pre-tax income from operations of $1.4 million, offset by $4.5 million of asset impairments. The Company reported net income of $13.3 million for the year ended December 31, 2012, or $0.67 per diluted share, compared to a net loss of $33.9 million, or $1.81 per diluted share for the year ended December 31, 2011.

New contracts for 2012's fourth quarter were 673 - increasing 33% from 2011's fourth quarter of 505. For 2012, new contracts increased 27% from 2,381 in 2011 to 3,020 in 2012. M/I Homes had 131 active communities at December 31, 2012 compared to 122 a year ago. The Company's cancellation rate was 21% in the fourth quarter of 2012, compared to 23% in 2011's fourth quarter and for 2012 it was 17%. Homes delivered in 2012's fourth quarter were 887 compared to 667 in 2011's fourth quarter. Homes delivered for the twelve months ended December 31, 2012 increased 21% to 2,765 compared to 2011's deliveries of 2,278. Backlog of homes at December 31, 2012 had a sales value of $283 million, with backlog units of 965 and an average sales price of $293,000. At December 31, 2011, backlog sales value was $181 million, with backlog units of 676 and an average sales price of $267,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are very pleased with our fourth quarter and full year results highlighted by a $47 million bottom-line improvement over last year and a return to full year profitability. Several factors contributed to the year-over-year improvement in our profitability, including a 27% increase in new contracts, a 21% increase in homes delivered, and a 200 basis point increase in adjusted gross margins, with 2012 margins reaching 19.5%. This material improvement in our margins was the result of continued solid performance of our newer communities and the strategic shift in our geographic footprint, which resulted in more closings in our better performing markets as well as pricing power in select locations and submarkets. We ended the year with nearly 300 units more in backlog than a year ago, representing our highest year-end backlog, both in units and dollar value since 2006.”

Mr. Schottenstein continued, “Our financial condition remains strong. We ended the year with $154 million in cash, a 39% net debt to net capital ratio, and no outstanding borrowings under our $140 million credit facility. Looking ahead, with macro housing conditions continuing to show noticeable signs of improvement, we are excited about our future. From an operating standpoint, we will stay focused on improving our profitability, growing our aggregate market share in our existing markets, expanding our community count and continuing the successful expansion of our footprint into Texas, with the opening of our first communities in Austin later this year. We ended 2012 with momentum and believe we are very well positioned to build upon that momentum as we look to 2013 and beyond.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through January 2014.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 83,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Houston, Austin and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
In this press release, we use the following non-GAAP financial measures: adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax income (loss) from operations, and adjusted EBITDA. For these measures, we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measures. Please see the “Non-GAAP Financial Results / Reconciliations” table below.
Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
New contracts	673	505	3,020	2,381
Average community count	130	121	125	116
Cancellation rate	21%	23%	17%	19%
Backlog units			965	676
Backlog value			$282,540	$180,655

Homes delivered	887	667	2,765	2,278
Average home closing price	$273	$257	$264	$242

Homebuilding revenue:
Housing revenue	$242,373	$171,687	$728,772	$550,848
Land revenue	905	—	9,877	1,110
Total homebuilding revenue	$243,278	$171,687	$738,649	$551,958

Financial services revenue	7,633	5,099	23,256	14,466

Total revenue	$250,911	$176,786	$761,905	$566,424

Cost of sales - operations	201,647	144,244	613,540	467,130
Cost of sales - impairment	1,626	3,980	3,502	21,993
Cost of sales - other	—	—	(3,000)	—
Gross margin	47,638	28,562	147,863	77,301
General and administrative expense	20,328	14,600	62,627	52,664
Selling expense	17,923	12,913	56,406	43,534
Operating profit (loss)	9,387	1,049	28,830	(18,897)
Interest expense	4,005	4,121	16,071	15,005
Income (loss) before income taxes	5,382	(3,072)	12,759	(33,902)
Expense (benefit) from income taxes	367	(96)	(588)	(25)
Net income (loss)	$5,015	$(2,976)	$13,347	$(33,877)

Earnings (loss) per share:
Basic	$0.23	$(0.16)	$0.68	$(1.81)
Diluted	$0.23	$(0.16)	$0.67	$(1.81)

Weighted average shares outstanding:
Basic	21,545	18,736	19,651	18,698
Diluted	21,961	18,736	19,891	18,698

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	December 31,
	2012	2011
Assets:
Total cash and cash equivalents(1)	$154,178	$101,127
Mortgage loans held for sale	71,121	57,275
Inventory:
Lots, land and land development	257,397	242,372
Land held for sale	8,442	—
Homes under construction	221,432	181,483
Other inventory	69,546	42,917
Total inventory	$556,817	$466,772

Property and equipment - net	10,439	14,358
Investments in unconsolidated joint ventures	11,732	10,357
Other assets(2)	27,013	14,596
Total Assets	$831,300	$664,485

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$227,670	$239,016
Convertible senior subordinated notes	57,500	—
Notes payable - other	11,105	5,801
Total Debt - Homebuilding Operations	$296,275	$244,817

Note payable bank - financial services operations	67,957	52,606
Total Debt	$364,232	$297,423

Accounts payable	47,690	41,256
Other liabilities	83,950	52,456
Total Liabilities	$495,872	$391,135

Shareholders' Equity	335,428	273,350
Total Liabilities and Shareholders' Equity	$831,300	$664,485

Book value per common share	$10.86	$9.25
Net debt/net capital ratio(3)	39%	42%

(1)	2012 and 2011 amounts include $8.5 million and $41.3 million of restricted cash and cash held in escrow, respectively.

(2)	2012 and 2011 amounts include gross deferred tax assets of $135.7 million and $140.8 million, respectively, net of valuation allowances of $135.7 million and $140.8 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Adjusted operating gross margin(1)	$49,264	$32,542	$148,365	$99,294
Adjusted operating gross margin %(1)	19.6%	18.4%	19.5%	17.5%

Adjusted pre-tax income (loss) from operations(1)	$7,008	$1,442	$13,517	$(10,935)

Adjusted EBITDA(1)	$18,215	$10,702	$55,966	$23,344

Cash flow provided by (used in) operating activities	$(30,674)	$(18,197)	$(46,995)	$(33,961)
Cash provided by (used in) investing activities	$(555)	$1,399	$25,322	$(9,324)
Cash provided by (used in) financing activities	$16,962	$20,960	$107,378	$21,870

Land/lot purchases	$52,214	$15,696	$138,735	$72,312
Land development spending	$19,229	$11,460	$56,389	$44,942
Land/lot sale proceeds	$905	$—	$9,877	$1,110

Financial services pre-tax income	$3,503	$2,128	$11,015	$5,687

Deferred tax valuation (benefit) expense	$(1,355)	$(1,293)	$(5,076)	$(12,950)

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Impairment by Region:	2012	2011	2012	2011
Midwest	$1,626	$2,015	$3,502	$13,457
Southern	—	149	—	6,703
Mid-Atlantic	—	1,816	—	1,833
Total	$1,626	$3,980	$3,502	$21,993

Abandonments by Region:
Midwest	$—	$298	$36	$441
Southern	—	33	110	89
Mid-Atlantic	—	203	110	444
Total	$—	$534	$256	$974

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Gross margin	$47,638	$28,562	$147,863	$77,301
Add: Impairments	1,626	3,980	3,502	21,993
Imported drywall	—	—	(3,000)	—
Adjusted operating gross margin	$49,264	$32,542	$148,365	$99,294

Income (loss) before income taxes	$5,382	$(3,072)	$12,759	$(33,902)
Add: Impairments and abandonments	1,626	4,514	3,758	22,967
Imported drywall	—	—	(3,000)	—
Adjusted pre-tax income (loss) from operations	$7,008	$1,442	$13,517	$(10,935)

Net income (loss)	$5,015	$(2,976)	$13,347	$(33,877)
Add:
Income tax expense (benefit)	367	(96)	(588)	(25)
Interest expense net of interest income	3,655	3,752	14,607	13,889
Interest amortized to cost of sales	4,236	3,277	13,366	10,949
Depreciation and amortization	2,980	1,889	9,742	7,574
Non-cash charges	1,962	4,856	5,492	24,834
Adjusted EBITDA	$18,215	$10,702	$55,966	$23,344

Adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax income (loss) from operations and adjusted EBITDA are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose financial  measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs and unusual charges. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's financial results to the results of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.  Adjusted EBITDA is also presented in accordance with the terms of our revolving credit facility.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2012	2011	Change	2012	2011	Change

Midwest	231	196	18%	1,144	1,042	10%

Southern	259	156	66%	966	607	59%

Mid-Atlantic	183	153	20%	910	732	24%

Total	673	505	33%	3,020	2,381	27%

	HOMES DELIVERED
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2012	2011	Change	2012	2011	Change

Midwest	318	250	27%	1,113	991	12%

Southern	280	176	59%	823	571	44%

Mid-Atlantic	289	241	20%	829	716	16%

Total	887	667	33%	2,765	2,278	21%

	BACKLOG
	December 31, 2012			December 31, 2011
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	418	$113	$270,000	387	$100	$259,000

Southern	341	$96	$280,000	164	$40	$241,000

Mid-Atlantic	206	$74	$360,000	125	$41	$328,000

Total	965	$283	$293,000	676	$181	$267,000

	LAND POSITION SUMMARY
	December 31, 2012			December 31, 2011
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	3,384	1,629	5,013	3,903	795	4,698

Southern	2,160	2,827	4,987	1,460	964	2,424

Mid-Atlantic	1,874	2,329	4,203	1,794	1,437	3,231

Total	7,418	6,785	14,203	7,157	3,196	10,353